Exhibit 99.1

FOR IMMEDIATE RELEASE

BankFinancial Corporation to Host Conference Call and Webcast on March 11, 2011

Burr Ridge, Illinois – (March 7, 2011) BankFinancial Corporation (Nasdaq – BFIN) will review fourth quarter and full year 2010 results in a conference call and webcast for stockholders and analysts on Friday, March 11, 2011 at 9:30 a.m. Chicago Time.

The conference call may be accessed by calling (866) 783-2145 and using participant passcode 24315181. The conference call will be simultaneously webcast at www.bankfinancial.com, “Stockholder Information” page. For those persons unable to participate in the conference call, the webcast will be archived through 5:00 p.m. Chicago Time on March 25, 2011 on our website. Copies of BankFinancial Corporation’s Fourth Quarter 2010 quarterly financial and statistical supplement and its Annual Report on Form 10-K are scheduled to be available on our website, under the “Stockholder Information” section, on March 9, 2011.

BankFinancial Corporation is the holding company for BankFinancial, F.S.B., a full-service, community-oriented bank providing financial services to individuals, families and businesses through 18 full-service banking offices, located in Cook, DuPage, Lake and Will Counties, Illinois. At September 30, 2010, BankFinancial Corporation had total assets of $1.570 billion, total loans of $1.099 billion, total deposits of $1.261 billion and stockholders’ equity of $260 million. The company’s common stock trades on the Nasdaq Global Select Market under the symbol BFIN. Additional information may be found at the company's web site, www.bankfinancial.com.

For Further Information Contact:
Shareholder, Analyst and Investor Inquiries:	Media Inquiries:
Elizabeth A. Doolan Senior Vice President – Finance BankFinancial Corporation Telephone: 630-242-7151	Gregg T. Adams Executive Vice President – Marketing & Sales BankFinancial F.S.B. Telephone: 630-242-7234